                                                                     EXHIBIT 4.2


                              NVIDIA CORPORATION

                                      AND

   CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

________________________________________________________________________________

                            Supplemental Indenture

                                     No. 1

                              Dated as of ., 2000

________________________________________________________________________________

                  .% Convertible Subordinated Notes due 2007

     SUPPLEMENTAL INDENTURE NO. 1, dated as of ., 2000 between NVIDIA Corporation, a Delaware corporation (the "Issuer"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee"),

     WHEREAS, the Issuer entered into a Subordinated Indenture dated as of ., 2000 between the Issuer and the Trustee (the "Indenture") to provide for the future issuance of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities");

     WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its .% Convertible Subordinated Notes due 2007 (said series being hereinafter referred to as the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

     WHEREAS, the Issuer desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer;

     NOW, THEREFORE:

     In consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

                                   Article 1

    Relation to the Indenture; Definitions and Other Provisions of General
                                  Application

     Section 1.1. Relation to the Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture.

     Section 1.2. Definitions and Other Provisions of General Application. (a) For all purposes of this First Supplemental Indenture unless otherwise specified herein, all terms defined in this First Supplemental Indenture which are

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used and not otherwise defined herein shall have the meanings they are given in the Indenture.

     (b) Section 1.01 of the Indenture is amended by inserting the following additional definitions:

     "close of business" means 5pm., New York City time.

     "Common Stock" means any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer. Subject to the provisions of Section 4.06 hereof, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Issuer at the date of this First Supplemental Indenture (namely, the Common Stock, par value $0.001 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which are not subject to redemption by the Issuer; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     (c)  Other Definitions.


                      Term                 Defined herein
                      ----                   in Section
                                             ----------
"Accepted Purchase Shares"                     4.05(g)
"Adjustment Event"                             4.05(l)
"Closing Price"                                4.05(h)(i)
"Conversion Price"                             4.04
"Current Market Price"                         4.05(h)(ii)

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                                                   Defined herein
           Term                                      in Section
           ----                                      ----------

"Described Securities"                                4.05(d)
"Determination Date"                                  4.05(l)
"DTC"                                                 2.04
"Expiration Time"                                     4.05(f)
"fair market value"                                   4.05(h)(iii)
"Fundamental Change Expiration Time"                  3.05(b)
"Issuer Notice"                                       3.05(b)
"non-electing share"                                  4.06
"Offer Expiration Time"                               4.05(g)
"Purchased Shares"                                    4.05(f)
"Record Date"                                         4.05(h)(iv)
"Repurchase Date"                                     3.05(a)
"Trading Day"                                         4.05(h)(v)
"Trigger Event"                                       4.05(d)



                                   Article 2

                              The Series of Notes

     Section 2.1. Designation. There shall be established a new series of Securities to be designated as ".% Convertible Subordinated Notes due 2007".

     Section 2.2. Form of Notes. The Notes shall be substantially in the form of Exhibit A hereto, which is a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the authorized officer of the Issuer executing such Notes, as evidenced by their execution of the Notes.

     The Notes will initially be issued as Registered Global Securities.

     Section 2.3. Principal and Interest. The aggregate principal amount of the Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Indenture, exceed $..

     The principal amount of the Notes shall be payable on ., 2007.

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     Interest on the Notes shall be payable in the amount, on the dates and in the manner provided for in the form of the Note attached hereto as Exhibit A.

     The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

     Section 2.4. Depositary. The Depositary for any Notes issued as Registered Global Securities shall be The Depository Trust Company in The City of New York ("DTC") or any successor Depositary appointed by the Issuer within 90 days of the termination of the services of DTC (or any successor to DTC).

     Section 2.5. Other Terms. (a) Pursuant to Section 2.03(g) of Indenture, the Notes shall have the redemption provisions as set forth in Article 3 hereof.

       (b) Pursuant to Section 2.03(n) of the Indenture, the Notes shall have the conversion provisions as set forth in Article 4 hereof.

                                   Article 3

                              Redemption of notes

     Section 3.1. Initial Prohibition on Redemption and Optional Redemption by the Issuer. (a) Except as otherwise provided in Section 3.05, the Notes may not be redeemed by the Issuer, in whole or in part, at any time prior to ..

       (b) At any time on or after ., and prior to maturity, the Notes may be redeemed at the option of the Issuer, in whole or in part, upon notice as set forth in Section 3.02, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest, if any to, but excluding, the date fixed for redemption:


                                                          Redemption
    Period                                                   Price
    ------                                                ----------
    Beginning on [INSERT DATE AFTER RELEVANT INTEREST        .%
    PAYMENT DATE] and ending on.
    Beginning on . and ending on .                           .
    Beginning on . and ending on .                           .
    Beginning on . and ending on .                           .

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and 100% on .; provided, however, that if the date fixed for redemption is on a
 . or ., then the interest payable on such date shall be paid to the holder of record on the preceding . or ., respectively.

     Section 3.2. Notice of Redemptions; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note register; provided, however, that if the Issuer shall give such notice, it shall also give written notice, and written notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

     Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

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     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04 of the Indenture) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided, however, that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by close of business on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price together with accrued interest to, but excluding, the date fixed for redemption. If any Note called for redemption is converted pursuant hereto prior to such redemption, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Issuer upon its written request, or, if then held by the Issuer, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice in the form of an Officer's Certificate not fewer than forty-five
(45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

     If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Registered Global Security or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.

     Upon any redemption of less than all of the outstanding Notes, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

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     Section 3.3. Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the Business Day next preceding the date fixed for redemption, such Notes shall cease to be convertible into Common Stock and, except as provided in Sections
6.05 of the Indenture and 10.04 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to (but excluding) the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to (but excluding) the date fixed for redemption; provided, however, that if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date instead of the holders surrendering such Notes for redemption on such date.

     Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

     Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest or premium, if any, on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, and interest shall have been paid or duly provided for.

     Section 3.4. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Issuer may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in

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trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Issuer to pay the redemption price of such Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 4 hereof) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Issuer, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Issuer for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

     Section 3.5.  Redemption at Option of Holders.

     (a) If there shall occur a Fundamental Change at any time prior to ., 2007, then each Noteholder shall have the right, at such holder's option, to require the Issuer to redeem all of such holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is thirty (30) days after the date of the Issuer Notice (as defined in Section 3.05(b) below) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the date of redemption; provided, however, that, if such Repurchase Date is a . or ., then the interest payable on such date shall be paid on such date to the holders of record of the Notes on the next preceding . or ., respectively.

     Upon presentation of any Note redeemed in part only, the Issuer shall execute and, upon the Issuer's written direction to the Trustee, the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

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     (b)  On or before the tenth day after the occurrence of a Fundamental
Change, the Issuer or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Issuer, shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the "Issuer Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.02 (without regard for the time limits set forth therein). If the Issuer shall give such notice, the Issuer shall also deliver a copy of the Issuer Notice to the Trustee at such time as it is mailed to Noteholders. Concurrently with the mailing of any Issuer Notice, the Issuer shall issue a press release announcing such Fundamental Change referred to in the Issuer Notice, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Issuer Notice or any proceedings for the redemption of any Note which any Noteholder may elect to have the Issuer redeem as provided in this Section 3.05.

     Each Issuer Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Issuer shall be obligated to redeem Notes, that the holder must exercise the redemption right on or prior to the close of business on the Repurchase Date (the "Fundamental Change Expiration Time"), that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder's Notes, the amount of interest accrued on each Note to the Repurchase Date and the "CUSIP" number or numbers of the Notes (if then generally in use).

     No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Noteholders' redemption rights or affect the validity of the proceedings for the redemption of the Notes pursuant to this Section 3.05.

     (c) For a Note to be so redeemed at the option of the holder, the Issuer must receive at the office or agency of the Issuer maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the form entitled "Option to Elect Repayment Upon A Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

     (d) On or prior to the Repurchase Date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section
3.04 of the Indenture) an amount of money sufficient to redeem on the Repurchase Date all the Notes to be redeemed on such date at the appropriate redemption price, together with accrued interest to (but excluding) the Repurchase Date; provided, however, that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by close of business on such date. Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Repurchase Date by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear on the registry books of the Issuer.

     (e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 4.06 hereof applies, in which the Common Stock of the Issuer is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Issuer or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Issuer, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture and this First Supplemental Indenture relating to the right of holders of the Notes to cause the Issuer to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.05 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Issuer (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Issuer and the common stock issued by such Person (in 1ieu of the Issuer and the Common Stock of the Issuer).

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     (f)  The Issuer will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Securities Exchange Act of 1934, as amended, to the extent then applicable in connection with the redemption rights of the holders of Notes in the event of a Fundamental Change.

                                   ARTICLE 4

                              Conversion of notes

     Section 4.1. Right to Convert. Subject to and upon compliance with the provisions of the Indenture and this First Supplemental Indenture, including, without limitation, Article 13 of the Indenture, the holder of any Note shall have the right, at its option, at any time after the original issuance of the Notes hereunder through the close of business on the final maturity date of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in Section
4.02 hereof, Section 3.02 hereof or Section 3.04 hereof, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Issuer shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 4.02 hereof. A Note in respect of which a holder is exercising its option to require redemption upon a Fundamental Change pursuant to Section
3.05 hereof may be converted only if such holder withdraws its election to exercise in accordance with Section 3.05. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 4.

     Section 4.2. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Issuer pursuant to
Section 3.02 of the Indenture, accompanied by the funds, if any, required by the penultimate paragraph of this Section 4.02, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Issuer) to the office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 4.07 hereof. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the holder or his duly authorized attorney.

     In order to exercise the conversion privilege with respect to any interest in a Registered Global Security, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Registered Global Security, furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or conversion agent, and pay the funds, if any, required by this Section
4.02 and any transfer taxes if required pursuant to Section 4.07 hereof.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Issuer shall issue and shall deliver to such Noteholder at the office or agency maintained by the Issuer for such purpose pursuant to Section 3.02 of the Indenture, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Issuer in accordance with the provisions of this Article 4 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Issuer as provided in Section 4.03 hereof. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion and subject to Section 2.07 of the Indenture, the Issuer shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

     Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 4.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

     No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Issuer, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes.

     Upon the conversion of an interest in a Registered Global Security, the Trustee (or other conversion agent appointed by the Issuer), or the custodian at the direction of the Trustee (or other conversion agent appointed by the Issuer), shall make a notation on such Registered Global Security as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

     Section 4.3. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Issuer shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Notes. The current market price of a share of Common Stock shall be the Closing Price (as defined below) on the last Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

     Section 4.4. Conversion Price. The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article 4.

     Section 4.5. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Issuer as follows:

     (a) In case the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer. The Issuer will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Issuer shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Issuer (other than any dividends or distributions to which Section 4.05(a) hereof applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 4.05(b) hereof, and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 4.05(a) hereof (any of the foregoing hereinafter in this Section 4.05(d) called the "Described Securities")), then, in each such case (unless the Issuer elects to reserve such Securities for distribution to the Noteholders upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Described Securities which such holder would have received if such holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 4.05(h)(iv) hereof for such distribution of the Described Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Described Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Described Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Described Securities such holder would have received had such holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     Rights or warrants distributed by the Issuer to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Issuer's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05 (and no adjustment to the Conversion Price under this Section 4.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 4.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Price shall be made pursuant to this
Section 4.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Issuer for distribution to holders of Notes upon conversion by such holders of Notes to Common Stock. If the Issuer implements a stockholder rights plan, the Issuer agrees that such rights plan will provide that upon conversion of the Notes, the Holders holding Common Stock issued upon conversion shall receive the rights issued under such plan in lieu of the Issuer making an adjustment of the Conversion Price pursuant to this
Section 4.05(d) unless there has already been an adjustment of the Conversion Price pursuant to this Section 4.05(d).

     For purposes of this Section 4.05(d) and Sections 4.05(a) and (b) hereof, any dividend or distribution to which this Section 4.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 4.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 4.05(a) and (b) hereof with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as

"the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 4.05(a) and (b) hereof, and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 4.05(a) hereof.

     (e) In case the Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 4.05(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and
(B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 4.05(h) hereof) during the ten Trading Days (as defined in
Section 4.05(h) hereof) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.05(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
Section 4.05(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

     (f) In case a tender or exchange offer made by the Issuer or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time. In the event that the Issuer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

     (g) In case of a tender or exchange offer made by a Person other than the Issuer or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Issuer to engage in any transaction described in Article 9 of the Indenture.

     (h) For purposes of this Section 4.05, the following terms shall have the meaning indicated:

               (i) "Closing Price" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the Nasdaq National Market or, if such security is not quoted or listed or admitted to trading on such Nasdaq National Market, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

          (ii) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question except as hereinafter provided for purposes of any computation under Section 4.05(f) or (g) hereof; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation and other than the tender or exchange offer requiring such computation under Section 4.05(f) or (g) hereof) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c),
     (d), (e), (f) or (g) hereof occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation and other than the tender or exchange offer requiring such computation under Section 4.05(f) or (g) hereof) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c), (d), (e), (f) or (g) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or
     (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of
     Section 4.05(d), (f) or (g) hereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4.05(f) or (g) hereof, the "Current Market Price" of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation under Section 4.05(f) or (g) hereof) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a),
     (b), (c), (d), (e), (f) or (g) hereof occurs on or after the Expiration Time or Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted as provided in clauses (1), (2) and (3) of the proviso contained in the first sentence of this Section 4.05(h)(2). For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time or the Offer Expiration Time of such offer.

          (iii) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

          (iv) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (v) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (i) The Issuer may make such reductions in the Conversion Price, in addition to those required by Sections 4.05(a), (b), (c), (d), (e), (f) or (g) hereof as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Issuer from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments that by reason of this
Section 4.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Issuer plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Issuer), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

     (k) Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any conversion agent other than the Trustee an Officer's Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note at his last address appearing on the Note register provided for in Section 2.08 of the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (l) In any case in which this Section 4.05 provides that an adjustment shall become effective immediately, after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 4.05(a) hereof, (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 4.05(b) hereof, (4) the Expiration Time for any tender or exchange offer pursuant to Section 4.05(f) hereof, or (5) the Offer Expiration Time for a tender or exchange offer pursuant to Section 4.05(g) hereof (each a "Determination Date"), the Issuer may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4.03 hereof. For purposes of this Section 4.05(1) hereof, the term "Adjustment Event" shall mean:

          (i) in any case referred to in clause (1) hereof, the occurrence of such event,

          (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

          (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

          (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (m) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Issuer will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer.

     Section 4.6. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 4.05(c) hereof applies), (ii) any consolidation, merger or combination of the Issuer with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Issuer to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Issuer or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 4.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4.

     The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register provided for in Section 2.08 of the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 4.06 applies to any event or occurrence, Section 4.05 hereof shall not apply.

     Section 4.7. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     Section 4.8. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Issuer will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

     The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Issuer will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     The Issuer further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Issuer will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided, however, that, if the rules of such exchange or automated quotation system permit the Issuer to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Issuer covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 4.9. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 4. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.06 hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 4.06 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 4.10.  Notice to Holders Prior to Certain Actions.  In case:

     (a) the Issuer shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 4.05; or

     (b) the Issuer shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Stock of the Issuer (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer or any Significant Subsidiary; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer or any Significant Subsidiary;

the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in
Section 2.08 of the Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                                   Article 5

                           Miscellaneous Provisions

     Section 5.01. Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 5.02. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 5.03. Governing Law. This First Supplemental Indenture and the form of Note attached hereto as an exhibit shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.


                                        NVIDIA CORPORATION


                                        By___________________________
                                          Name:
                                          Title:


                                        CHASE MANHATTAN BANK AND
                                           TRUST COMPANY, NATIONAL
                                           ASSOCIATION, as Trustee


                                        By___________________________
                                          Name:
                                          Title:

                                   EXHIBIT A

     For Registered Global Security only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              NVIDIA CORPORATION

                   .% CONVERTIBLE SUBORDINATED NOTE DUE 2007



No.: ______                                           CUSIP: ______________

                                                      $ ___________________


     NVIDIA Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Issuer", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ___________________________ registered assigns, the principal sum of_____________________ ($______________) on ., 2007 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on . and . of each year, commencing ., 2000, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of .%, from . or ., as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from ., 2000, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any . or ., as the case may be, and before the following . or ., this Note shall bear interest from such . or ., provided, however, that if the Issuer shall default in the payment of interest due on such . or ., then this Note shall bear interest from the next preceding . or . to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from ., 2000. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any . or . will be paid to the person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the . or . (whether or not a Business Day) next preceding such . or ., as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest shall be paid by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Issuer on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


                                     NVIDIA CORPORATION


                                     By: _________________________________
                                     Name: _______________________________
                                     Title: ______________________________

     ___________

Attest:
Name:
Title:

Dated: ________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

[By:_____________________________
    Name:
    Title:
                         ,or

By:_____________________________]
    As Authenticating Agent
    (if different from Trustee)

                            FORM OF REVERSE OF NOTE

                               NVIDIA CORPORATION

                   .% CONVERTIBLE SUBORDINATED NOTE DUE 2007

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its .% Convertible Subordinated Notes due 2007 (herein called the "Notes"), limited to the aggregate principal amount of $. all issued or to be issued under and pursuant to an Indenture dated as of ., 2000, as supplemented by the First Supplemental Indenture dated as of ., 2000 (as supplemented, the "Indenture"), between the Issuer and Chase Manhattan Bank and Trust Company, National Association., as trustee (herein called the "Trustee"), to which Indenture and all other indentures (if any) supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes.

     In case certain Events of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (a)(i) extend the final maturity of the Notes,
(ii) reduce the principal amount hereof, (iii) reduce the rate or extend the time of payment of interest hereon, (iv) reduce any amount payable on redemption hereof, (v) make the principal hereof, or interest hereon payable in any coin or currency other than that provided herein or in accordance with the terms hereof,
(vi) modify or amend any provisions relating to the conversion or exchange of the Notes, including the determination of the amount of securities or other property (or cash) into which the Notes shall be converted or exchanged, (vii) alter the provisions of Section 11.11 or 11.12 of the Indenture or impair or affect the right of any Noteholder to institute suit for the payment hereof or any right of repayment at the option of the Noteholder, in each case without the consent of the Holder of each Note so affected, or (b) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in respect of a covenant or provisions of the Indenture which under Article 8 of the Indenture cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

     The Notes will not be redeemable at the option of the Issuer prior to .. At any time on or after ., and prior to maturity, the Notes may be redeemed at the option of the Issuer, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest to, but excluding, the date fixed for redemption:

                                                               Redemption
    Period                                                        Price
    ------                                                     -----------

    Beginning on [INSERT DATE AFTER RELEVANT INTEREST.......            .%
    PAYMENT DATE] and ending on .
    Beginning on . and ending on ...........................             .
    Beginning on . and ending on ...........................             .
    Beginning on . and ending on ...........................             .

and 100% on .; provided, however, that if the date fixed for redemption is on a
 . or ., then the interest payable on such date shall be paid to the holder of record on the preceding . or ., respectively.

     The Issuer may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

     The Notes are not subject to redemption through the operation of any sinking fund.

     If a Fundamental Change occurs at anytime prior to ., the Notes will be redeemable on the 30th day after notice thereof (the "Repurchase Date") at the option of the holder of the Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the date of redemption; provided, however, that, if such Repurchase Date is a . or
 ., the interest payable on such date shall be paid to the holder of record of the Notes on the preceding . or ., respectively. The Notes will be redeemable in multiples of $1,000 principal amount. The Issuer shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so redeemed at the option of the holder, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, on or before the 30th day after the date of such notice of a Fundamental Change (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Issuer shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Issuer's Common Stock (as such shares shall be constituted at the date of conversion) obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $., as may adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture (the form entitled "Conversion Notice" on the reverse hereof), to the Issuer at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Issuer, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A
Note in respect of which a holder is exercising its right to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Issuer

(i) to purchase such Notes from the holders thereof and convert them into shares of the Issuer's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Issuer nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common           UNIF GIFT MIN ACT - ________ Custodian_____
TEN ENT -  as tenant by the entireties    (Cust)              (Minor)
JT TEN -   as joint tenants with right
           of survivorship and not as     under Uniform Gifts to Minors Act
           tenants in common              ___________________________________________
                                                              (State)


    Additional abbreviations may also be used though not in the above list.

                               CONVERSION NOTICE

TO: NVIDIA CORPORATION
    CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of NVIDIA Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

     __________________________________

Dated:                                          ________________________________


                                                Signature(s)

                                                Signature(s) must be guaranteed
                                                by an "eligible guarantor
                                                institution" meeting the
                                                requirements of the Note
                                                registrar, which requirements
                                                include membership or
                                                participation in the Security
                                                Transfer Agent Medallion Program
                                                ("STAMP") or such other
                                                "signature guarantee program" as
                                                may be determined by the Note
                                                registrar in addition to, or in
                                                substitution for, STAMP, all in
                                                accordance with the Securities
                                                Exchange Act of 1934, as
                                                amended.

                                                Signature Guarantee

     Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

___________________________________

(Name)


(Street Address)


(City, State and Zip Code)


Please print name and address


Principal amount to be converted (if
less than all):


$


Social Security or Other Taxpayer
Identification Number:

              OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE

TO: NVIDIA CORPORATION
    CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

   The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from NVIDIA Corporation (the "Issuer") as to the occurrence of a Fundamental Change with respect to the Issuer and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.


Dated:_________________________             ___________________________




                                            Signature(s)

                                            NOTICE: The above signatures of
                                             the holder(s) hereof must
                                             correspond with the name as
                                             written upon the face of the Note
                                             in every particular without
                                             alteration or enlargement or any
                                             change whatever.

                                            Principal amount to be repaid (if
                                            less than all):

                                            $
                                            Social Security or Other
                                            Taxpayer Identification Number

                                   ASSIGNMENT

     For value received __________________________ hereby sell(s) assign(s) and transfers) unto ____________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___________________________ attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

                                          ____________________________________

Dated: ___________________


                                          Signature(s)

                                          Signature(s) must be guaranteed by an
                                          "eligible guarantor institution"
                                          meetin the requirements of the Note
                                          registrar, which requirements include
                                          membership or participation in the
                                          Security Transfer Agent Medallion
                                          Program ("STAMP") or such other
                                          "signature guarantee program" as may
                                          be determined by the Note registrar in
                                          addition to, or in substitution for,
                                          STAMP, all in accordance with the
                                          Securities Exchange Act of 1934, as
                                          amended.

                                          Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.